UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                  Date of Event Requiring Report: July 21, 2003
                                                  -------------

                                 4FORGOLF, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                                    --------
         (State or other jurisdiction of incorporation or organization)

            0-50036                             88-0504530
            -------                             ----------
      (Commission File Number)      (IRS Employer Identification Number)

             202-1128 West Broadway Vancouver, B.C., Canada V6H 1G5
             ------------------------------------------------------
                    (Address of principal executive offices)

                                 (604) 739-2411
                                 --------------
              (Registrant's telephone number, including area code)



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Item 1.   Changes in Control of Registrant.

      On July 21, 2003, 4ForGolf, Inc., a Nevada corporation (the "Company"), executed a Stock Exchange Agreement ("Agreement") with Tricell UK Limited and Tricell Limited, two United Kingdom corporations ("Tricell"). Pursuant to the Agreement, the Company acquired all of the issued and outstanding capital stock of Tricell, in aggregate, in exchange for Forty-Seven Million Five Hundred Thousand (47,500,000) post-forward stock split shares ("Shares") of the Company's common stock. Pursuant to the Agreement, all of the issued and outstanding capital stock of Tricell immediately prior to closing was transferred to the Company by the following group of Tricell shareholders, who in exchange received the Shares in a pro rata manner: Andre Salt, Commtel Services Limited, TMT Consultants Ltd., Fair Isle Holdings Limited, Carling Holdings Limited, M&E Consultants Ltd., and Wellard Limited ("Shareholders"). As a result of the Agreement, Tricell UK Limited and Tricell Limited became wholly-owned subsidiaries of the Company and the Shareholders became the collective owners of 51% of the Company.

      In connection with the acquisition, Andre Salt and Albert Amritanand were appointed as the Company's directors. The offices of Salt and Amritanand are located at Unit 24 Imex Technology Park, Trentham Lakes South, Longton Road, Stoke-on-Trent, Staffordshire ST4 8LJ United Kingdom. Mr. Salt serves as the Chairman and was the majority owner of Tricell UK Limited and Tricell Limited, and owns approximately 24,225,000 shares, or 25.9%, of the Company's outstanding common stock. Mr. Amritanand currently owns no shares of the Company's common stock. None of the remaining Shareholders individually own more than 5% of the Company.

      Neither Tricell, the Company, nor any of the Shareholders are aware of any arrangement that may result in a change in control of the Company.

Item 2.   Acquisition or Disposition of Assets.

      On July 21, 2003, the Company acquired a significant amount of assets when it closed the Agreement with Tricell and acquired all of the issued and outstanding capital stock of Tricell, in aggregate. Tricell was previously owned by seven (7) persons. As Tricell's operations consist of supplying and distributing mobile phones and electronic commodities in Europe and Asia, the Company acquired assets including primarily telephonic and electrical inventory. The Company intends to use the assets acquired in the same manner.

      The amount of consideration to be given and received under the Agreement was determined after negotiation between the Company and Tricell.

      In connection with the Tricell Agreement, Andre Salt and Albert Amritanand were appointed as directors of the Company on July 11, 2003. Mr. Salt serves as the Chairman and was the majority owner of Tricell UK Limited and Tricell Limited, and owns approximately 24,225,000 shares, or 25.9%, of the Company's outstanding common stock. Mr. Amritanand owns no shares of common stock in the Company, is an independent director, and has no other material relationship with the Company.

Item 5   Other Events.

      The following proposals were submitted to a vote of, and approved by, the Company's shareholders at a special meeting ("Meeting") held on July 11, 2003. At the Meeting, One Million Four Hundred Thousand (1,400,000) shares were present and voted in favor of each of the following proposals. No votes were cast against any proposal and no broker non-votes were received.

      PROPOSAL NO. 1:   To approve an amendment to the Company's articles of
incorporation to increase the number of shares of common stock authorized for issuance from 100,000,000 to 500,000,000.

      PROPOSAL NO. 2:   To approve an amendment to the Company's articles of
incorporation to authorize a class of 100,000,000 shares of preferred stock, par value $0.001.

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      PROPOSAL NO. 3:   To approve an amendment to the Company's articles of
incorporation to change the Company's name to Tricell, Inc.

      PROPOSAL NO. 4:   To approve a 20-for-1 forward stock split of the
Company's issued and outstanding common stock, which increased the number of shares outstanding before the Agreement to 46,000,000.

Item 7    Financial Statements and Exhibits.

      (a) Providing the required financial statements and the pro forma financial information associated with Item 2 above is impracticable for the Company at this time. The financial statements and the pro forma financial information will be filed by an amendment to this Form 8-K report no later than 60 days after the date this report must be filed.

      (b) The Exhibit Index preceding the exhibit is located on page 4 and incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of July, 2003.

                                        4ForGolf, Inc.

                                        By: /s/ David Knapfel
                                        ------------------------------
                                        David Knapfel, President

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


                                INDEX TO EXHIBITS

EXHIBIT     PAGE
NO.         NO.         DESCRIPTION
-------     ----        -----------
  2          5          July 21, 2003 Stock Exchange Agreement by and among
                        4ForGolf, Inc., Tricell UK Limited, and Tricell Limited.

                            STOCK EXCHANGE AGREEMENT

      THIS STOCK EXCHANGE AGREEMENT ("Agreement") is executed this 21st day of July, 2003, by and among 4ForGolf, Inc., a Nevada corporation with offices at 202-1128 West Broadway Vancouver, B.C., Canada V6H 1G5 ("FFGF"); Tricell UK Limited, a United Kingdom corporation with offices at Unit 24 Imex Technology Park, Trentham Lakes South, Longton Road, Stoke-on-Trent, Staffordshire ST4 8LJ United Kingdom ("Tricell UK"); and Tricell Limited, a United Kingdom corporation with offices at Unit 24 Imex Technology Park, Trentham Lakes South, Longton Road, Stoke-on-Trent, Staffordshire ST4 8LJ United Kingdom ("Tricell Ltd."). Tricell UK and Tricell Ltd. may hereafter collectively be referred to as "Tricell." (FFGF and Tricell may hereinafter be referred to individually as a "Party" or collectively as the "Parties").

                                    PREMISES

      Whereas, Tricell desires to exchange and transfer all of the capital stock of Tricell, in aggregate, to FFGF, and FFGF desires to acquire any and all rights and interests in and to all of the issued and outstanding capital stock of Tricell in exchange for certain shares of FFGF's common stock; and

      Whereas, the Parties desire to make this transaction a tax-free exchange of stock under the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

      NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

1.    Consideration and Exchange of Shares. At the closing, as defined in
Section 8 herein ("Closing"), Tricell agrees to exchange, assign, transfer and convey exclusively to FFGF all of the issued and outstanding Two Thousand (2,000) shares of capital stock of Tricell UK and all of the issued and outstanding Two Thousand (2,000) shares of capital stock of Tricell Limited, in aggregate ("Tricell Shares"). From and after Closing, Tricell UK and Tricell Ltd. will become wholly-owned subsidiaries of FFGF.

      At Closing, FFGF will tender to Tricell's shareholders in a pro rata manner Forty-Seven Million Five Hundred Thousand (47,500,000) post-forward stock split shares (the "Shares") of its common stock, par value $0.001 ("Common Stock"). The Shares will be subject to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Act").

2. Tricell's Operations. Tricell's operations consist of supplying and distributing mobile phones and electronic commodities in Europe and Asia. It is the express intention of the Parties to this Agreement that any and all assets of Tricell shall remain assets of Tricell, with Tricell UK and Tricell Ltd. becoming wholly owned subsidiaries of FFGF.



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





3. Representations and Warranties of Tricell. Tricell represents and warrants that:

      a. Tricell UK and Tricell Ltd. are private corporations duly organized and in good standing as corporations under the laws of the United Kingdom and have all necessary power and authority to engage in the business in which they are presently engaged, and are qualified to do business as foreign corporations in the United States.

      b. Tricell UK has 2,000 shares of common stock issued and outstanding held by seven (7) shareholders.

      c. Tricell Ltd. has 2,000 shares of common stock issued and outstanding held by seven (7) shareholders.

      d. All corporate and shareholder action on its part required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Tricell Shares have been duly and effectively taken. Upon execution and delivery, this Agreement will constitute its valid and binding obligation, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

      e. There are no outstanding warrants, options, pledged or derivative securities, or any other commitment, contingency or obligation in existence relating in any manner to the Tricell Shares or any other Tricell security. All of the documents relating to the authorization of the Tricell Shares have been provided to FFGF prior to, or simultaneous with, the execution of this Agreement.

      f. That there are no claims, demands, proceedings, defaults, obligations, suits, or threats of suit, seizure, or foreclosure against it or any of its officers, directors or 10% or greater shareholders, and that there is no suit, action, or legal, administrative, arbitration, or other proceeding pending or threatened relating to the Tricell Shares which could as of Closing adversely affect the Tricell Shares or FFGF's ownership of such following Closing.

      g. The Tricell shareholders are acquiring the Shares for their own individual account and not with a view to any distribution within the meaning of the Act. The Tricell shareholders acknowledge that they have been advised and made aware that (i) FFGF is relying upon an exemption under the Act predicated upon their representations and warranties contained in this Agreement, and (ii) the Shares issued to them pursuant to this Agreement will be "restricted stock" within the meaning of Rule 144 of the Act. Unless and until the Shares are registered under the Act, they will be subject to limitations upon resale set forth in Rule 144.

      h. The Tricell shareholders have such knowledge and expertise in financial and business matters that they are capable of evaluating the merits and substantial risks of an investment in the Shares and are able to bear the economic risks relevant to the acquisition of the Shares hereunder.



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      i.    Tricell will not effect any material changes in the condition of the business or its finances as reflected in its financial statements, and agrees to stand still with respect to any transactions outside the normal and ordinary course of business including, but not limited to, incurring any debt, procuring any financing and/or loans, issuing any of its common stock and executing any material contracts through Closing.

      j. Prior to the execution of this Agreement it has conducted due diligence necessary and commercially customary for this Agreement and the transactions contemplated by it, and has had the opportunity to ask questions and receive answers from FFGF's management. Further, Tricell agrees after the Closing to assist and cooperate in good faith with FFGF on a timely basis in providing any information or documents, or executing any documents, to fulfill any reasonable requests or requirements in connection with the transactions contemplated by this Agreement.

4.    Representations and Warranties of FFGF. FFGF represents and warrants that:

      a. It is a corporation duly organized and in good standing as a corporation under the laws of the State of Nevada, and has all necessary power and authority under the laws of Nevada and all other applicable provisions of law to own its properties and other assets now owned by it, to carry on its business as now being conducted, and to execute and deliver and carry out the provisions of this Agreement.

      b. It, and all of its affiliates, have filed all reports required by the Securities Exchange Act of 1934. Since it became subject to its reporting requirements, it fully satisfied all Securities and Exchange Commission comments concerning the filing of its Form 10-SB registration statement, and is current in all required filings and all amendments thereto, with no outstanding comments in existence regarding any such filings.

      c. All of its outstanding shares of common stock were duly authorized, validly issued, fully paid and are non-assessable.

      d. All corporate and shareholder action on its part required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares have been duly and effectively taken. Upon execution and delivery, this Agreement will constitute its valid and binding obligation, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

      e. The following actions were approved and adopted by holders of a quorum of the voting securities present at a special meeting of its shareholders on July 11, 2003 after receiving more than a majority of the voting power as required by Nevada law and its articles of incorporation and bylaws:

            i.    Change of the corporate name to Tricell, Inc.;
            ii. Election of Andre Salt and Albert Amritanand to its board of directors;
            iii. Authorization of a 20-for-1 forward stock split of its common stock;


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            iv.  Increase of common stock authorized for issuance to 500 million;
            v. Authorization of a new class of 100 million shares of preferred stock; and
            vi. Approval of the stock for stock acquisition of Tricell UK and Tricell Ltd.

      f. It complied with all of the requirements of Rule 504 under the Securities Act of 1933, as amended (the "Act"), as well as appropriate Nevada law concerning its registration of 1,300,000 shares sold in 2002. Further, FFGF represents that Rule 504 was available to it for use as an exemption from registration under the Act, and that the Act did not require any resale restrictions be imposed upon the shares, and consequently that such shares were appropriately issued without any resale limitations and such shares in fact are freely tradable pursuant to all appropriate state and federal laws as long as in the hands of non-affiliates without resale restrictions.

      g. It obtained the appropriate corporate and NASD approval for trading under the symbol "FFGF," there are no outstanding issues with the NASD in connection with the assignment of the trading symbol, and therefore a trading market may be facilitated under such symbol at any time. Further, it currently possesses a valid CUSIP number.

      h. It agrees to stand still with respect to any transactions outside the normal and ordinary course of business including, but not limited to, incurring any debt, procuring any financing and/or loans, issuing any of its common stock and executing any material contracts through Closing.

      i. Prior to the execution of this Agreement it has conducted due diligence necessary and commercially customary for this Agreement and the transactions contemplated by it, and has had the opportunity to ask questions and receive answers from Tricell's management. Further, FFGF agrees after the Closing to assist and cooperate in good faith with Tricell on a timely basis in providing any information or documents, or executing any documents, to fulfill any reasonable requests or requirements in connection with the transactions contemplated by this Agreement.

5. Survival of Representations, Warranties and Covenants. The representations, warranties covenants made respectively by FFGF and Tricell in this Agreement shall survive the Closing and the exchange of the respective shares called for hereunder.

6. Default & Cure. In the event a Party fails or refuses to perform any of its obligations under this Agreement in a timely manner, then the other Parties, or any one of them, shall give notice to such other Party of default hereunder. The notice of default shall set forth with sufficient specificity and particularity the details of the default. The Party to whom the default notice is given shall have thirty (30) days from the date of the delivery of the notice to either (a) cure the deficiencies set forth in the notice or (b) give written reply to the notice setting forth with particularity the reasons for the nonexistence of default or inability to cure the default(s). In the event the Party receiving notice of default does not cure such default or set forth reasons for the nonexistence of default by thirty (30) calendar days from the date of delivery of the notice, the defaulting Party will be deemed in breach of this Agreement.

      Upon breach of this Agreement, the non-breaching Parties shall have the right to rescind this Agreement and all of the transactions contemplated by it. In the event this Agreement is rescinded in accordance with this Section 6, the Parties shall take such actions as necessary to give effect to such rescission. The representations set forth in this Section 6 are ongoing representations and shall survive the Closing. The remedies set forth in this Section 6 are not exclusive and the Parties to this Agreement shall be entitled, notwithstanding the remedies set forth herein, to any and all other remedies available at law or otherwise.

7.    Indemnification.

      a. Tricell shall indemnify and hold FFGF and its respective management harmless with respect to any liabilities, losses, damages, costs or expenses (including reasonable legal fees and expenses) incurred by FFGF, directly or indirectly, which are occasioned by, caused by or result out of (a) any issuance of any shares of the capital stock of Tricell prior to Closing, or (b) Tricell's breach of any of the terms, representations or warranties of this Agreement. This indemnification shall survive the Closing.

      b. FFGF shall indemnify and hold Tricell, and its respective management harmless with respect to any liabilities, losses, damages, costs or expenses (including reasonable legal fees and expenses) incurred by Tricell, directly or indirectly, which are occasioned by, caused by or result out of FFGF's breach of any of the terms of this Agreement. This indemnification shall survive the Closing.

8. Closing. The Closing hereunder shall take place immediately after the Agreement is approved by the shareholders of FFGF and Tricell. Closing shall consist of the Parties delivering the securities and other consideration contemplated hereunder, as well as any documents necessary to effect this Agreement.

9. Tax-free Exchange. Insofar as possible, the Parties agree that the exchange of shares called for hereunder shall be a tax-free exchange under the tax laws and the Code, and not an acquisition of assets.

10. Conditions to Closing. The Closing called for hereunder shall be subject to, among other things:

      a.    The delivery to FFGF at Closing of the Tricell Share certificates;

      b.    The delivery to Tricell at Closing of the Share certificates;

      c. The conduct of due diligence of Tricell by FFGF or its agent, satisfactory to the management of FFGF that the books, records, and assets of Tricell are in fact as have been represented;

      d. The delivery of resolutions by the boards of directors of FFGF and Tricell ratifying this transaction; and

      e. Duly notarized affidavits from Tricell that it has valid right, title and interest in and to the Tricell Shares being transferred, free of any and all claims or liens thereon.


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11.   Miscellaneous.

      a. In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      b. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns. The Parties may not transfer or assign all or any part of their rights or obligations except to the extent expressly permitted by this Agreement or otherwise agreed to in writing by all Parties.

      c. This Agreement constitutes the entire agreement and understanding among the Parties, and may not be modified or amended except as in writing assigned by all Parties. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument.

      d. The Parties hereby acknowledge that they have had a full opportunity to seek legal, financial and tax assistance of their own choosing prior to the execution of this Agreement, and that they have done so, or have expressly waived their right to such assistance and counsel.

      e. Any controversy or claim arising out of or relating to this Agreement or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment on the award rendered may be entered in any court having jurisdiction.

      f. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without reference to the conflict of laws principles thereof. In the event any dispute regarding this Agreement arises between the Parties and is not resolved at arbitration, such dispute shall be brought in a proper jurisdiction located within Dallas County, Texas.

      g. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by and, overnight courier, telefax, or mailed certified or registered mail with postage prepaid, to the addresses set forth below:

    If to FFGF:                   4For Golf, Inc.
                                  202-1128 West Broadway
                                  Vancouver, B.C., Canada V6H 1G5
                                  Attention: David Knapfel, President





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


        If to Tricell:            Tricell UK and Tricell Limited
                                  Unit 24 Imex Technology Park, Trentham Lakes
                                  South, Longton Road, Stoke-on-Trent,
                                  Staffordshire ST4 8LJ United Kingdom
                                  Attention: Andre Salt, Chairman

            With copies to:       Woltjen Law Firm
                                  4144 N. Central Expwy., Suite 410
                                  Dallas, Texas 75204
                                  Attention: Kevin S. Woltjen

      h. This Agreement has been prepared by the joint efforts of the attorneys of all of the signatories to this Agreement and shall not be construed against any particular Party. Should any provision of this Agreement require judicial interpretation, the Parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one Party by reason of the rule of construction that a document is to be more strictly construed against the Party who itself or through its agents prepared the same, it being agreed that the Parties hereto and their respective agents have participated in the preparation hereof.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

"FFGF" - 4FORGOLF, INC.                   "Tricell UK" - TRICELL UK LIMITED


/s/ David Knapfel                         /s/ Andre Salt
----------------------------              --------------------------
By: David Knapfel, President              By: Andre Salt, Chairman


"Tricell Ltd" - TRICELL LIMITED


/s/ Andre Salt
-------------------------------
By: Andre Salt, Chairman



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